EXHIBIT 99.1

                TEXACO AND SHELL END DISCUSSIONS ON FORMATION OF
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                EUROPEAN MARKETING & MANUFACTURING JOINT VENTURE
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FOR  IMMEDIATE  RELEASE:   MONDAY,  NOVEMBER  30, 1998.
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         LONDON,  U.K.,  Nov. 30 - Texaco and Shell  Europe Oil  Products  today announced that discussions aimed at forming an alliance of their European oil products marketing and manufacturing activities have ended. The companies signed a non-binding Memorandum Of Understanding (MOU) in September to explore the possibilities of forming an alliance, subject to successful completion of negotiations. The two companies have mutually agreed to discontinue the discussions.
         Commenting on the announcement, Texaco Inc. Senior Vice President and President, Global Businesses, Glenn F. Tilton said, "Since the signing of the MOU, the two companies have worked diligently to develop a business plan for the proposed venture. Over time, however, it became clear that the proposed plan would not maximize shareholder value for both companies. I have every confidence that Texaco can continue to operate as a successful marketer and refiner in Europe. Additionally, it should be stressed that this announcement in no way impacts our continued confidence in our existing alliance in the United States with Shell and Saudi Aramco."

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